[Shearman & Sterling Letterhead]




                                  May 11, 1998




Ambac Financial Group, Inc.
One State Street Plaza
New York, New York 10004

Ladies and Gentlemen:

                  We have acted as counsel for Ambac Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 5,740,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), to be issued from time to time pursuant to
(i) the Ambac Financial Group, Inc. 1997 Equity Plan, as amended (the "Equity Plan"); (ii) the Ambac Financial Group, Inc. 1997 Non-Employee Directors Stock Plan, as amended (the "Directors Plan"); and (iii) the Ambac Financial Group, Inc. Savings Incentive Plan, as amended (together with the Equity Plan and the Directors Plan, the "Plans").

                  In so acting, we have examined the Registration Statement and have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                  The opinion expressed below is limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of


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Ambac Financial Group, Inc.            2                           May 11, 1998


the Plans and (b) paid for in full in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     /s/ Shearman & Sterling

                                                     Shearman & Sterling